Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 5 to the Registration Statement on Form S-3 of our report dated March 11, 2004, except for Note 9, as to which the date is August 20, 2004, relating to the consolidated financial statements of Acadia Power Partners, LLC and subsidiary, which appears in Cleco Corporation’s Current Report on Form 8‑K dated September 1, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP
Houston, Texas
December 17, 2004